Exhibit 10(v)

Oiltek, Inc.
7808 Creekridge Circle, Suite 105
Minneapolis, MN 55439

September 10, 2008

Michael L. Ray
108 Parkway Plaza,
Madill, Oklahoma 73446

Re:	Convertibe Notes dated November 28, 2006

Gentlemen:

Reference is made to the Convertible Notes (the “Notes”) dated November 28, 2006 between Michael L. Ray (the”Payee") and Oiltek, Inc. (the "Payor") in the aggregate amount of $7,500.  This will confirm our agreement to amend the terms and conditions of the Notes as follows:

1.           Article “2” of each of the Notes is amended to provide the that principal balance of the Notes, together with any unpaid and accrued interest thereon, shall be due and payable in full on April 1, 2009 (the “Maturity Date”), unless earlier (A) accelerated in accordance with the terms of the Note or (B) converted in accordance with the provisions of Article “3” of the Notes.

If the foregoing reflects your understanding of our agreement, please acknowledge by signing below.

         Very truly yours,

         Oiltek, Inc.

         By: /s/ Jill Allison_______________
Jill Allison, President

Acknowledged and Agreed

/s/ Michael L. Ray_______________
Michael L. Ray